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                                                                    Exhibit 21.1

                  SUBSIDIARIES OF GEO SPECIALTY CHEMICALS, INC.

Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------
GEO Specialty Chemicals Limited                               Ohio
GEO Holdings (Europe) SARL                                    France
GEO Gallium S.A.                                              France
Ingal Stade GmbH                                              Germany

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